[EXECUTION COPY]




                     AMENDMENT NO. 3 TO AMENDED AND RESTATED
                                CREDIT AGREEMENTS





     AMENDMENT dated as of March 14, 1997 among LEXMARK INTERNATIONAL, INC. ("Lexmark"), LEXMARK INTERNATIONAL GROUP, INC. ("Holding", formerly known as Lexmark Holding, Inc.), LEXMARK CANADA INC. ("Lexmark Canada"), LEXMARK INTERNATIONAL, S.N.C. ("Lexmark France"), LEXMARK DEUTSCHLAND GMBH ("Lexmark Germany"), LEXMARK INTERNATIONAL B.V. ("Lexmark Netherlands"), the CREDIT PROVIDERS listed on the signature pages hereof (including BARCLAYS BANK PLC, BANQUE NATIONALE DE PARIS, CHEMICAL BANK, DEUTSCHE BANK AG, NEW YORK BRANCH, THE MITSUBISHI BANK, LIMITED, and NATIONSBANK OF TEXAS, N.A., as Co-Agents) and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                              W I T N E S S E T H :

     WHEREAS, Lexmark, Holding, the Lenders listed on the signature pages thereof and the Agent have heretofore entered into an Amended and Restated Secured United States Credit Agreement dated as of April 21, 1995 (as amended by Amendment No. 1 thereto dated as of September 26, 1995; Amendment No. 2 thereto dated as of April 3, 1996 and the Amended and Restated Consent and Intercreditor Agreement dated as of December 12, 1996 among Lexmark, Lexmark Canada, Lexmark France, Lexmark Germany, Lexmark Netherlands, Lexmark Receivables Corporation, Delaware Funding Corporation, Morgan Guaranty Trust Company of New York, as Administrative Agent, the Credit Providers, the Agent and the Security Agent (collectively, the "Amendments") the "U.S. Credit Agreement"); and

     WHEREAS, Lexmark, Lexmark Canada, the Lenders listed on the signature pages thereof and the Agent have heretofore entered into an Amended and Restated Credit Agreement dated as of April 21, 1995 (as amended by the Amendments, the "Canadian Credit Agreement"); and

     WHEREAS, Lexmark, Lexmark France, the Lenders listed on the signature pages thereof and the Agent have heretofore entered into an Amended and Restated Credit Agreement dated as of April 21, 1995 (as amended by the Amendments, the "French Credit Agreement"); and

     WHEREAS, Lexmark, Lexmark Germany, the Lenders listed on the signature pages thereof and the Agent have heretofore entered into an Amended and Restated Credit Agreement dated as of April 21, 1995 (as amended by the Amendments, the "German Credit Agreement"); and

     WHEREAS, Lexmark, Lexmark Netherlands, the Lenders listed on the signature pages thereof and the Agent have heretofore entered into an Amended and Restated Credit Agreement dated as of April 21, 1995 (as amended by the Amendments, the "Netherlands Credit Agreement" and, together with the U.S. Credit Agreement, the Canadian Credit Agreement, the French Credit Agreement and the German Credit Agreement, the "Credit Agreements"); and

     WHEREAS, the parties hereto desire to amend the Credit Agreements as set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Definitions;  References.
                ------------------------ Unless otherwise specifically defined herein, each term used herein which is defined in a Credit Agreement shall have the meaning assigned to such term therein. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in a Credit Agreement shall from and after the date hereof refer to such Credit Agreement as amended hereby.

     SECTION 2. Amendment of Definition of "Euro-Dollar Margin".
                ----------------------------------------------- Section 2.07 of
the U.S. Credit Agreement is hereby amended by deleting the definition of "Euro-Dollar Margin" and replacing it with the following:

     "'Euro-Dollar Margin', means (i) .45% per annum for any day on which Level I Status exists, (ii) .70% per annum for any day on which Level II Status exists, (iii) .95% per annum for any day on which Level III Status exists, (iv) 1.2% per annum for any day on which Level IV Status exists and (v) 1.7% per annum for any day on which Level V Status exists. Changes in the Euro-Dollar Margin, if any, shall be effective upon delivery of the financial information required by Section 1(a) or (b) of Schedule III, as applicable."

     SECTION 3. Amendment of Definition of "Commitment  Fee Rate".
                ------------------------------------------------  Section 2.09
of the U.S. Credit Agreement is hereby amended by deleting the definition of "Commitment Fee Rate" and replacing it with the following:

         "'Commitment Fee Rate' means (i) .15% per annum for any day on which Level I Status exists, (ii) .20% per annum for any day on which Level II Status exists, (iii) .325% per annum for any day on which Level III



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


         Status exists and (iv) .45% per annum for any day on which Level IV or Level V Status exists. Changes in the Commitment Fee Rate, if any, shall be effective upon delivery of the financial information required by Section 1(a) or (b) of Schedule III, as applicable".

     SECTION 4. Governing Law.
                ------------- This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 5. Counterparts; Effectiveness.
                --------------------------- This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This
Amendment shall become effective as of the date when the Agent shall have received duly executed counterparts hereof signed by Lexmark, Holding, Lexmark Canada, Lexmark France, Lexmark Germany, Lexmark Netherlands, all of the Lenders and the Agent (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).



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



     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.



BORROWER:                        LEXMARK INTERNATIONAL, INC.



                                 By  /s/ Gary E. Morin
                                    --------------------------

                                     Title:  VP & CFO


GUARANTOR:                       LEXMARK INTERNATIONAL GROUP, INC.


                                 By  /s/ Gary E. Morin
                                    --------------------------

                                     Title:  VP & CFO


LEXMARK CANADA:                  LEXMARK CANADA INC.


                                 By  /s/ Gary E. Morin
                                    --------------------------

                                     Title:  VP & CFO


LEXMARK FRANCE:                  LEXMARK INTERNATIONAL, S.N.C.


                                 By  /s/ Gary E. Morin
                                    --------------------------

                                     Title:  VP & CFO


LEXMARK GERMANY:                 LEXMARK DEUTSCHLAND GmbH



                                 By  /s/ Gary E. Morin
                                    --------------------------

                                     Title:  VP & CFO

LEXMARK NETHERLANDS:             LEXMARK INTERNATIONAL B.V.


                                 By  /s/ Gary E. Morin
                                    --------------------------

                                     Title:  VP & CFO


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


LENDERS:                         MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK


                                 By  /s/ George J. Stapleton
                                    --------------------------

                                     Title:  Vice President

                                    CO-AGENTS
                                 ---------


                                BARCLAYS BANK PLC



                                 By  /s/ John C. Livingston
                                    --------------------------

                                     Title:  Director


                                 BANQUE NATIONALE DE PARIS



                                 By  /s/ Serge Desrayaud
                                    --------------------------

                                     Title:  Vice President/Team Leader




                                 By  /s/ Pamela Lucash
                                    --------------------------

                                     Title:  Assistant Treasurer



                                  THE CHASE MANHATTAN BANK



                                 By  /s/ Ann B. Kearns
                                    --------------------------

                                     Title:  Vice President


                                    DEUTSCHE BANK AG, NEW YORK BRANCH
                                     AND/OR CAYMAN ISLANDS BRANCH



                                 By  /s/ Belinda J. Wheeler
                                    --------------------------

                                     Title:  Assistant Vice President


                                By  /s/ Hans-Josef Thiele
                                    --------------------------

                                     Title:  Vice President


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


                                 THE BANK OF TOYKO-MITSUBISHI, LIMITED
                                    Successor to merger to
                                    THE MITSUBISHI BANK, LIMITED



                                 By  /s/ Nicholas J. Campbell
                                    --------------------------

                                     Title:  Attorney-in-Fact


                                 NATIONSBANK OF
                                   TEXAS, N.A.



                                 By  /s/ Brent W. Mellow
                                    --------------------------

                                     Title:  Senior Vice President


                                  OTHER LENDERS
                                  -------------


                                 BANK OF AMERICA ILLINOIS



                                 By  /s/ Steve A. Aronowitz
                                    --------------------------

                                     Title:  Managing Director


                                 THE BANK OF NOVA SCOTIA


                                 By  /s/ John Hopmans
                                    --------------------------

                                     Title:  Senior Relationship Manager


                                BANK OF MONTREAL



                                 By  /s/ Kanu Modi
                                    --------------------------

                                     Title:  Director


                               ABN AMRO BANK, N.V.



                                 By  /s/ Andre Nel
                                    --------------------------

                                     Title:  Senior Vice President &
                                                Managing Director - Pittsburgh


                                 By  /s/ Kathryn C. Toth
                                    --------------------------

                                     Title:  Group Vice President &
                                                Operational Manager



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






                                 THE BANK OF NEW YORK



                                 By  /s/ Edward Dougherty
                                    --------------------------

                                     Title:  Vice President



                                 FLEET NATIONAL BANK
                                   Successor by merger to
                                   Fleet Bank of Massachusetts, N.A.


                                 By  /s/ Frank H. Banesh
                                    --------------------------

                                     Title:  Vice President



                                 PNC BANK, KENTUCKY, INC.



                                 By  /s/ Brennan T. Danile
                                    --------------------------

                                     Title:  Corporate Banking Officer


                                 NBD BANK



                                 By  /s/ Randall K. Stevens
                                    --------------------------

                                     Title:  First Vice President



                                 THE DAI-ICHI KANGYO BANK, LTD.,
                                   CHICAGO BRANCH



                                 By  /s/ Seiichiro Ino
                                    --------------------------

                                     Title:  Vice President


                                FIFTH THIRD BANK



                                 By  Signature on File
                                    --------------------------

                                     Title:  Vice President



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


                                 WESTPAC BANKING CORPORATION


                                 By  /s/ Kate V. Perry
                                    --------------------------

                                     Title:  Assistant Vice President


                                 THE YASUDA TRUST AND BANKING
                                   COMPANY, LIMITED
                                   NEW YORK BRANCH



                                 By  /s/ Rohn Laudenschlager
                                    --------------------------

                                     Title:  Senior Vice President



AGENT:                            MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK, as Agent




                                 By   /s/ George J. Stapleton
                                    --------------------------

                                     Title:  Vice President


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